Exhibit 3.1

AMENDED AND RESTATED BYLAWS OF

PALO ALTO NETWORKS, INC.

(initially adopted on March 2, 2005)

(as amended and restated on August 20, 2026)

ARTICLE IV - COMMITTEES		28

4.1	COMMITTEES OF DIRECTORS	28

4.2	COMMITTEE MINUTES	29

4.3	MEETINGS AND ACTION OF COMMITTEES	29

4.4	SUBCOMMITTEES	30

ARTICLE V - OFFICERS		30

5.1	OFFICERS	30

5.2	APPOINTMENT OF OFFICERS	30

5.3	SUBORDINATE OFFICERS	30

5.4	REMOVAL AND RESIGNATION OF OFFICERS	30

5.5	VACANCIES IN OFFICES	31

5.6	REPRESENTATION OF SECURITIES OF OTHER ENTITIES	31

5.7	AUTHORITY AND DUTIES OF OFFICERS	31

5.8	THE CHAIRPERSON OF THE BOARD OF DIRECTORS	31

5.9	THE VICE CHAIRPERSON OF THE BOARD OF DIRECTORS	31

5.10	THE CHIEF EXECUTIVE OFFICER	32

5.11	THE PRESIDENT	32

5.12	THE VICE PRESIDENTS AND ASSISTANT VICE PRESIDENTS	32

5.13	THE SECRETARY AND ASSISTANT SECRETARIES	32

5.14	THE CHIEF FINANCIAL OFFICER AND ASSISTANT TREASURERS	32

ARTICLE VI - STOCK		33

6.1	STOCK CERTIFICATES; PARTLY PAID SHARES	33

6.2	SPECIAL DESIGNATION ON CERTIFICATES	33

6.3	LOST, STOLEN OR DESTROYED CERTIFICATES	34

6.4	DIVIDENDS	34

6.5	TRANSFER OF STOCK	34

6.6	STOCK TRANSFER AGREEMENTS	35

6.7	REGISTERED STOCKHOLDERS	35

ARTICLE VII - MANNER OF GIVING NOTICE AND WAIVER		35

7.1	NOTICE OF STOCKHOLDERS’ MEETINGS	35

7.2	NOTICE TO STOCKHOLDERS SHARING AN ADDRESS	35

7.3	NOTICE TO PERSON WITH WHOM COMMUNICATION IS UNLAWFUL	35

7.4	WAIVER OF NOTICE	36

ARTICLE VIII - INDEMNIFICATION		36

8.1	INDEMNIFICATION OF DIRECTORS AND OFFICERS IN THIRD PARTY PROCEEDINGS	36

8.2	INDEMNIFICATION OF DIRECTORS AND OFFICERS IN ACTIONS BY OR IN THE RIGHT OF THE CORPORATION	37

8.3	SUCCESSFUL DEFENSE	37

8.4	INDEMNIFICATION OF OTHERS	37

8.5	ADVANCED PAYMENT OF EXPENSES	37

8.6	LIMITATION ON INDEMNIFICATION	38

8.7	DETERMINATION; CLAIM	39

8.8	NON-EXCLUSIVITY OF RIGHTS	39

8.9	INSURANCE	39

8.10	SURVIVAL	39

8.11	EFFECT OF REPEAL OR MODIFICATION	39

8.12	CERTAIN DEFINITIONS	40

ARTICLE IX - GENERAL MATTERS		40

9.1	EXECUTION OF CORPORATE CONTRACTS AND INSTRUMENTS	40

9.2	FISCAL YEAR	40

9.3	SEAL	40

9.4	SEVERABILITY	40

9.5	CONSTRUCTION; DEFINITIONS	41

9.6	FORUM FOR CERTAIN ACTIONS	41

ARTICLE X - AMENDMENTS		43

AMENDED AND RESTATED BYLAWS OF PALO ALTO NETWORKS, INC.

Article I - CORPORATE OFFICES

1.1	REGISTERED OFFICE

The registered office of Palo Alto Networks, Inc. shall be fixed in the corporation’s certificate of incorporation. References in these bylaws to the certificate of incorporation shall mean the certificate of incorporation of the corporation, as amended from time to time, including the terms of any certificate of designations of any series of preferred stock of the corporation (“Preferred Stock”).

1.2	OTHER OFFICES

The corporation’s board of directors may at any time establish other offices at any place or places where the corporation is qualified to do business.

Article II - MEETINGS OF STOCKHOLDERS

2.1	PLACE OF MEETINGS

Meetings of stockholders shall be held at any place, within or outside the State of Delaware, designated by the board of directors. The board of directors may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a)(2) of the General Corporation Law of the State of Delaware (the “DGCL”). In the absence of any such designation or determination, stockholders’ meetings shall be held at the corporation’s principal executive office.

2.2	ANNUAL MEETING

The annual meeting of stockholders shall be held on such date, at such time, and at such place (if any) within or without the State of Delaware as shall be designated from time to time by the board of directors and stated in the corporation’s notice of the meeting. At the annual meeting, directors shall be elected and any other proper business may be transacted.

2.3	SPECIAL MEETING

(i) A special meeting of the stockholders, other than those required by statute, may be called at any time only by (A) the board of directors, (B) the chairperson of the board of directors, (C) the chief executive officer or (D) the president (in the absence of a chief executive officer). A special meeting of the stockholders may not be called by any other person or persons. The board of directors may cancel, postpone or reschedule any previously scheduled special meeting at any time, before or after the notice for such meeting has been sent to the stockholders.

(ii) The notice of a special meeting shall include the purpose for which the meeting is called. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting by or at the direction of the board of directors, the chairperson of the board of directors, the chief executive officer or the president (in the absence of a chief executive officer). Nothing contained in this Section 2.3(ii) shall be construed as limiting, fixing or affecting the time when a meeting of stockholders called by action of the board of directors may be held.

2.4	ADVANCE NOTICE PROCEDURES

(i) Advance Notice of Stockholder Business. At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be brought: (A) pursuant to the corporation’s proxy materials (and any supplements thereto) with respect to such meeting, (B) by or at the direction of the board of directors, or (C) by a stockholder of the corporation who (1) is a stockholder of record at the time of the giving of the notice required by this Section 2.4(i) and on the record date for the determination of stockholders entitled to vote at the annual meeting through the time of the annual meeting (including any postponement or adjournment thereof) and (2) has timely complied in proper written form with the notice procedures set forth in this Section 2.4(i) and Section 2.4(iii). In addition, for business to be properly brought before an annual meeting by a stockholder, such business must be a proper matter for stockholder action pursuant to these bylaws and applicable law. Except for proposals properly made in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, or any successor thereto (the “1934 Act”), and the rules and regulations thereunder (as so amended and inclusive of such rules and regulations), and included in the notice of meeting given by or at the direction of the board of directors, for the avoidance of doubt, clause (C) above shall be the exclusive means for a stockholder to bring business before an annual meeting of stockholders.

(a) To comply with clause (C) of Section 2.4(i) above, a stockholder’s notice must set forth all information required under this Section 2.4(i) and Section 2.4(iii) and must be timely received by the secretary of the corporation. To be timely, a stockholder’s notice must be received by the secretary during business hours at the principal executive offices of the corporation not later than 5:00 p.m. Pacific Time on the 90th day nor earlier than 5:00 p.m. Pacific Time on the 120th day before the one-year anniversary of the date of the preceding year’s annual meeting. In the event that no annual meeting was held in the previous year or if the date of the annual meeting is advanced by more than 30 days prior to or delayed by more than 60 days after the one-year anniversary of the date of the previous year’s annual meeting, then, for notice by the stockholder to be timely, it must be so received by the secretary during business hours not earlier than 5:00 p.m. Pacific Time on the 120th day prior to such annual meeting and not later than 5:00 p.m. Pacific Time on the later of (i) the 90th day prior to such annual meeting and (ii) the tenth day following the day on which Public Announcement (as defined below) of the date of such annual meeting is first made by the corporation. In no event shall any adjournment or postponement of an annual meeting or the Public Announcement thereof commence a new time period for the giving of a stockholder’s notice as described in this Section 2.4(i)(a). “Public Announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission (the “SEC”) pursuant to Section 13, 14 or 15(d) of the 1934 Act.

(b) To be in proper written form, a stockholder’s notice to the secretary must set forth as to each matter of business the stockholder intends to bring before the annual meeting:

(1)	a brief description of the business intended to be brought before the annual meeting and the reasons for conducting such business at the annual meeting;

(2)

the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the certificate of incorporation or the bylaws, the text of the proposed amendment);

(3)	the name and address, as they appear on the corporation’s books, of the stockholder proposing the business or making the nomination and any Stockholder Associated Person (as defined below);

(4)

the class and number of shares or other securities of the corporation and any affiliate thereof (collectively, the “Company Securities”) that are held of record or are beneficially owned (specifying the type of ownership) by such stockholder or any Stockholder Associated Person (including any right to acquire beneficial ownership at any time in the future, whether such right is exercisable immediately or only after the passage of time or the fulfillment of a condition) and any derivative positions held or beneficially held by the stockholder or any Stockholder Associated Person, the date or dates on which each such Company Security was acquired and evidence of such beneficial or record ownership;

(5)

the name of each nominee holder for, and number of, any Company Securities owned beneficially but not of record by such stockholder or Stockholder Associated Person and any pledge by such stockholder or any Stockholder Associated Person with respect to any of such Company Securities;

(6)

a description of any material interest, direct or indirect (including any existing or prospective commercial, business or contractual relationship) in such business of the stockholder or, to the knowledge of the stockholder (or the beneficial owner(s) on whose behalf the stockholder is submitting a notice to the corporation), any Stockholder Associated Person, individually or in the aggregate, including any anticipated benefit to the stockholder or any Stockholder Associated Person therefrom, other than an interest arising from the ownership of Company Securities where such stockholder or such Stockholder Associated Person receives no extra or special benefit not shared on a pro rata basis by all other holders of the same class or series;

(7)

all other information that would be required to be disclosed in a proxy statement in connection with the solicitation of proxies in support of such proposed business by such stockholder or any Stockholder Associated Person, or is otherwise required, in each case pursuant to and in accordance with, Section 14(a) of the 1934 Act and the rules and regulations promulgated thereunder; and

(8)

a statement whether either such stockholder or any Stockholder Associated Person will deliver a proxy statement and form of proxy to holders of at least the percentage of the corporation’s voting shares required under applicable law to carry the proposal (such information provided and statements made as required by clauses (1) through (7) of this Section 2.4(b), a “Business Solicitation Statement”). In addition, to be in proper written form, a stockholder’s notice to the secretary must be updated not later than 10 days following the record date for notice of the meeting to disclose the information required by clauses (3) and (4) of this Section 2.4(b) as of the record date for notice of the meeting. For purposes of this Section 2.4, “Affiliate” and “Associate” each shall have the respective meanings set forth in Rule 12b-2 under the 1934 Act. For purposes of this Section 2.4, a “Stockholder Associated Person” of any stockholder shall mean, with respect to such stockholder and if different from such stockholder, any beneficial owner of shares of stock of the corporation on whose behalf such stockholder is providing notice of any nomination or other proposal: (i) any person or entity who is a member of a group (as such term is used in Rule 13d-5 under the 1934 Act) with such stockholder or such beneficial owner(s) with respect to acquiring, holding, voting or disposing of any Company Securities, (ii) any Affiliate or Associate of such stockholder (other than a stockholder that is an Exempt Party) or such beneficial owner(s), (iii) any participant (as defined in Instruction 3 to Item 4 of Schedule 14A) with such stockholder or such beneficial owner(s) with respect to any proposed business or nomination, as applicable, (iv) any beneficial owner of shares of stock of the corporation owned of record by such stockholder (other than a stockholder that is an Exempt Party) and (v) any proposed nominee. An “Exempt Party” shall mean any depositary or any broker, dealer, commercial bank, trust company or other nominee subject to this Section 2.4 solely as a result of being the stockholder directed to prepare and submit the notice required by these bylaws on behalf of a beneficial owner.

(c) Without exception, no business shall be conducted at any annual meeting except in accordance with the provisions set forth in this Section 2.4(i) and, if applicable, Section 2.4(ii). In addition, business proposed to be brought by a stockholder may not be brought before the annual meeting if such stockholder or a Stockholder Associated Person, as applicable, takes action contrary to the representations made in the Business Solicitation

Statement applicable to such business or if the Business Solicitation Statement applicable to such business contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. The chairperson of the annual meeting shall, if the facts warrant, determine and declare at the annual meeting that business was not properly brought before the annual meeting and in accordance with the provisions of this Section 2.4(i), and, if the chairperson should so determine, he or she shall so declare at the annual meeting that any such business not properly brought before the annual meeting shall not be conducted, notwithstanding that proxies with respect to such vote may have been received by the corporation.

(ii) Advance Notice of Director Nominations at Annual Meetings. Notwithstanding anything in these bylaws to the contrary, only persons who are nominated in accordance with the procedures set forth in this Section 2.4(ii) or Section 2.15 shall be eligible for election or re-election as directors at an annual meeting of stockholders. Nominations of persons for election or re-election to the board of directors of the corporation shall be made at an annual meeting of stockholders only (A) by or at the direction of the board of directors, (B) by a stockholder of the corporation who (1) was a stockholder of record at the time of the giving of the notice required by this Section 2.4(ii), on the record date for the determination of stockholders entitled to vote at the annual meeting through the time of the annual meeting (including any postponement or adjournment thereof) and (2) has complied with the notice procedures set forth in this Section 2.4(ii) and Section 2.4(iii) or (C) in compliance with Section 2.15. In addition to any other applicable requirements, for a nomination to be made by a stockholder, the stockholder must have given timely notice thereof in proper written form to the secretary of the corporation.

(a) To comply with clause (B) of Section 2.4(ii) above, a notice to be made by a stockholder must set forth all information required under this Section 2.4(ii) and Section 2.4(iii) and shall be delivered to the secretary of the corporation during business hours at the principal executive offices of the corporation in accordance with Section 2.4(i)(a).

(b) Such stockholder’s notice shall set forth as to each person (each, a “nominee”) whom the stockholder proposes to nominate for election or re-election as a director:

(1)	the name, age, business address and residence address of the nominee;

(2)	the principal occupation and employment of the nominee;

(3)

the Company Securities that are held of record or are beneficially owned (specifying the type of ownership) by such nominee (including any right to acquire beneficial ownership at any time in the future, whether such right is exercisable immediately or only after the passage of time or the fulfillment of a condition) and any Derivative Instruments held or beneficially held by the nominee, the date or date(s) on which each such Company Security was acquired and evidence of such beneficial or record ownership;

(4)

a written questionnaire with respect to the background and qualifications of such nominee completed by the nominee in the form required by the corporation (in the form to be provided by the secretary of the corporation within 10 days of receiving a written request therefor from any stockholder of record identified by name);

(5)

the nominee’s written representation and agreement in the form required by the corporation (in the form to be provided by the secretary of the corporation within 10 days of receiving such a written request therefor from any stockholder of record identified by name) that: (A) such nominee is not, and will not become party to, any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the corporation or any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the corporation, with such person’s fiduciary duties under applicable law; (B) such nominee is not, and will not become, a party to any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director or nominee with respect to the corporation that has not been disclosed to the corporation; (C) such nominee will, if elected as a director, comply with all applicable rules of any securities exchanges upon which the corporation’s shares of common stock trade, the certificate of incorporation, these bylaws, all of the corporation’s corporate governance, ethics, conflict of interest, confidentiality and stock ownership and trading policies and all other guidelines and policies applicable generally to the corporation’s directors (which other guidelines and policies will be provided to such nominee within five business days after the secretary of the corporation receives any request therefor from such nominee) as well as applicable fiduciary duties under state law, (D) consents to being named as a nominee in the corporation’s proxy statement and form of proxy for the meeting and consents to the public disclosure of information regarding or relating to such nominee provided to the corporation by such nominee or otherwise pursuant to this Section 2.4(ii); (E) such nominee intends to serve a full term if elected as a director of the corporation; and (F) such nominee will provide facts, statements and other information in all communications with the corporation and its stockholders that are or will be true and correct in all material respects, and that do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading in any material respect;

(6)

a description of all direct and indirect compensation and other material monetary agreements, arrangements or understandings, and any other material relationships, during the past three years between or among such nominee, on the one hand, and any such stockholder or any Stockholder Associated Person, on the other hand, or that such stockholder knows any of such nominee’s Associates has with any such stockholder or any Stockholder Associated Person, including all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S-K of the 1934 Act, as if the stockholder making the nomination and any Stockholder Associated Person were the “registrant” for purposes of such regulation and the nominee were a director or executive officer of such registrant;

(7)	a description of any business or personal interests that would reasonably be expected to place such nominee in a potential conflict of interest with the corporation or any of its subsidiaries; and

(8)

any other information that would be required to be disclosed if proxies were being solicited for the election or re-election of the nominee as a director, or that is otherwise required, in each case pursuant to Regulation 14A under the 1934 Act (including, without limitation, disclosures required in connection with a contested election of directors, and the nominee’s written consent to being named in the proxy statement, if any, as a nominee).

(c) Such stockholder’s notice shall set forth as to the stockholder giving notice:

(1)	the information required to be provided pursuant to clauses (3) through (8) of Section 2.4(i)(b);

(2)

a statement whether either such stockholder or a Stockholder Associated Person will deliver a proxy statement and form of proxy to holders of a number of the corporation’s voting shares reasonably believed by such stockholder or Stockholder Associated Person to be necessary to elect or re-elect such nominee(s); and

(3)

a representation regarding whether such stockholder or a Stockholder Associated Person intends to solicit proxies in support of director nominees other than the corporation’s nominees in accordance with Rule 14a-19 promulgated under the 1934 Act, and, in the event that such stockholder or Stockholder Associated Person so intends, such stockholder’s notice shall also include a statement that such stockholder or Stockholder Associated Person intends to solicit the holders of shares representing at least 67% of the voting power of the corporation’s shares entitled to vote on the election of directors in support of such director nominees other than the corporation’s nominees (such information provided and statements and representations made as required by this Section 2.4(ii)(c), a “Nominee Solicitation Statement”).

(d) At the request of the board of directors, any person nominated by a stockholder for election or re-election as a director must furnish to the secretary of the corporation, within five business days of such request, (A) that information required to be set forth in the stockholder’s notice of nomination of such person as a director as of a date subsequent to the date on which the notice of such person’s nomination was given, (B) such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as an independent director or audit committee financial expert of the corporation under applicable law, securities exchange rule or regulation, or any publicly disclosed corporate governance guideline or committee charter of the corporation, (C) such other information that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee, and (D) such other information that the corporation may reasonably require with respect to such nominee. In the absence of the furnishing of such information, such stockholder’s nomination of such nominee shall not be considered in proper form pursuant to this Section 2.4(ii).

(e) Without exception, no person shall be eligible for election or re-election as a director of the corporation at an annual meeting of stockholders unless nominated in accordance with the provisions set forth in this Section 2.4(ii). In addition, a nominee shall not be eligible for election or re-election if a stockholder or Stockholder Associated Person, as applicable, takes action contrary to the representations made in the Nominee Solicitation Statement applicable to such nominee or if the Nominee Solicitation Statement applicable to such nominee contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading in light of the circumstances under which they are made. The chairperson of the annual meeting shall, if the facts warrant, determine and declare at the annual meeting that a nomination was not made in accordance with the provisions prescribed by these bylaws, and if the chairperson should so determine, he or she shall so declare at the annual meeting, and the defective nomination shall be disregarded.

(iii) Additional Disclosure Requirements. For any business or nomination to be properly brought before an annual meeting by a stockholder under Section 2.4(i) and Section 2.4(ii), such stockholder must provide (A) a representation that such stockholder is a holder of record of stock of the corporation and intends to appear in person or by proxy at the meeting to propose such business or nomination, (B) an acknowledgement that if such stockholder does not appear to present such business or nomination, as applicable, at such meeting, the corporation need not present such business or nominee for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the corporation, and (C) as to such stockholder and any Stockholder Associated Person, all other information that would be required to be disclosed in solicitations of proxies in support of such business or nomination or is otherwise required, in each case, pursuant to and in accordance with Section 14(a) of the 1934 Act, and the rules and regulations promulgated thereunder. In addition, the following information must also be provided as to any stockholder giving notice under Section 2.4(i) and Section 2.4(ii), any nominee under Section 2.4(ii) and any Stockholder Associated Person under Section 2.4(i) or Section 2.4(ii), provided, however, that the disclosures described in this Section 2.4(iii) shall not include any such disclosures with respect to ordinary course business activities of any Exempt Party:

(a) a description of any agreement, arrangement or understanding, written or oral and formal or informal, between or among (1) the stockholder giving the notice, any nominee and any of the Stockholder Associated Persons or (2) the stockholder giving the notice, any nominee or any of the Stockholder Associated Persons and any other person or entity (naming each such person or entity) with respect to the nomination or proposal, including (x) any proxy, contract, arrangement, understanding or relationship pursuant to which the stockholder giving the notice or the Stockholder Associated Person has the right to vote any shares of any security of the corporation, (y) any understanding, formal or informal, written or oral, that the stockholder giving the notice, any nominee or any of the Stockholder Associated Persons may have reached with any stockholder of the corporation (including their names) with respect to how such stockholder will vote its shares in the corporation at any meeting of the corporation’s stockholders or take other action in financial support of or related to any business proposed or any nominee, or other action to be taken, by the stockholder giving the notice or any of the Stockholder Associated Persons, and (z) any other agreements that would be required to be disclosed by the stockholder giving the notice, nominee or any Stockholder Associated Person or any other person or entity pursuant to Item 5 or Item 6 of a Schedule 13D that would be filed pursuant to the 1934 Act and the rules and regulations promulgated thereunder (regardless of whether the requirement to file a Schedule 13D is applicable to the stockholder giving the notice, nominee or any Stockholder Associated Person or other person or entity);

(b) a description of all (1) agreements, arrangements or understandings, written or oral (including any derivative or short positions, profit interests, hedging transactions, forwards, futures, swaps, options, warrants, convertible securities, stock appreciation rights or similar rights, repurchase agreements or arrangements, borrowed or loaned shares and so-called “stock borrowing” agreements or arrangements) that have been entered into by, or on behalf of, such stockholder or any Stockholder Associated Person, the effect or intent of which is to mitigate loss, manage risk or benefit from changes in the price of any Company Securities, or maintain, increase or decrease the voting power of such stockholder or any Stockholder Associated Person with respect to Company Securities, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the corporation (any of the foregoing, a “Derivative Instrument”) and (2) other information about such Derivative Instruments that would be required to be disclosed in a proxy statement in connection with the solicitation of proxies by such stockholder or any Stockholder Associated Person for the election of any nominee in an election contest, pursuant to and in accordance with Section 14(a) of the 1934 Act and the rules and regulations promulgated thereunder, if the creation, termination or modification of Derivative Instruments were treated the same as trading in the securities of the corporation under the requirements;

(c) any rights to dividends on the shares of the corporation owned beneficially by such stockholder, nominee or Stockholder Associated Person that are separated or separable from the underlying shares of the corporation;

(d) any proportionate interest in shares of capital stock of the corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership or similar entity in which such stockholder, nominee or Stockholder Associated Person (1) is a general partner, or directly or indirectly, beneficially owns an interest in a general partner or (2) is the manager, managing member or directly or indirectly beneficially owns an interest in the manager or managing member of a limited liability company or similar entity;

(e) any significant equity interests or any Derivative Instruments in any competitor of the corporation described in Part I, Item 1 of the annual report on Form 10-K or amendment thereto most recently filed by the corporation with the SEC or in Item 8.01 of any current report on Form 8-K filed by the corporation with the SEC thereafter but prior to the tenth day before the deadline for a stockholder’s notice under this Section 2.4 (each, a “Principal Competitor”) held, directly or indirectly, by such stockholder, nominee or Stockholder Associated Person;

(f) any direct or indirect interest (other than solely as a result of securities ownership) of such stockholder (or, to the knowledge of such stockholder, of the beneficial owner(s) on whose behalf such stockholder is submitting a notice to the corporation), nominee or Stockholder Associated Person in any contract with the corporation or any Affiliate thereof, or any Principal Competitor (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement);

(g) any substantial interest, direct or indirect (including any existing or prospective commercial, business or contractual relationship with the corporation), of such stockholder (or the beneficial owner(s) on whose behalf such stockholder is submitting a notice to the corporation), any Stockholder Associated Person or any Affiliate thereof, in the corporation or in the proposed business or nomination to be brought before the meeting by such stockholder, other than an interest arising from the ownership of Company Securities where such stockholder, nominee, Stockholder Associated Person or Affiliate receives no extra or special benefit not shared on a pro rata basis with all other holders of the same class or series;

(h) a description of any pending or, to the knowledge of such stockholder (or the beneficial owner(s) on whose behalf such stockholder is submitting a notice to the corporation), threatened legal proceeding or investigation to which such stockholder or any Stockholder Associated Person is a party or participant directly involving or directly relating to the corporation or, to such stockholder’s knowledge, any current or former officer, director or Affiliate of the corporation; and

(iv) Advance Notice of Director Nominations for Special Meetings.

(a) Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the corporation’s notice of meeting. For a special meeting of stockholders at which directors are to be elected or re- elected, nominations of persons for election or re-election to the board of directors shall be made only (1) by or at the direction of the board of directors or (2) provided that the board of directors has determined that directors shall be elected at such meeting, by any stockholder of the corporation who (A) is a stockholder of record at the time of the giving of the notice required by this Section 2.4(iv), on the record date for the determination of stockholders entitled to vote at the special meeting and at the time of the special meeting (including any postponement or adjournment thereof) and (B) delivers a timely written notice of the nomination to the secretary of the corporation that includes the information set forth in Sections 2.4(ii) and 2.4(iii). To be timely, such notice must be received by the secretary during business hours at the principal executive offices of the corporation not later than 5:00 p.m. Pacific Time on the later of the 90th day prior to such special meeting or the tenth day following the day on which Public Announcement is first made of the date of the special meeting and of the nominees proposed by the board of directors to be elected or re-elected at such meeting. A person shall not be eligible for election or re-election as a director at a special meeting unless the person is nominated (x) by or at the direction of the board of directors or (y) by a stockholder in accordance with the notice procedures set forth in this Section 2.4(iv). In addition, a nominee shall not be eligible for election or re-election if a stockholder or Stockholder Associated Person, as applicable, takes action contrary to the representations made in the Nominee Solicitation Statement applicable to such nominee or if the Nominee Solicitation Statement applicable to such nominee contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading.

(b) The chairperson of the special meeting shall, if the facts warrant, determine and declare at the meeting that a nomination or business was not made in accordance with the procedures prescribed by these bylaws, and if the chairperson should so determine, he or she shall so declare at the meeting, and the defective nomination or business shall be disregarded, notwithstanding that proxies with respect to such vote may have been received by the corporation.

(v) General.

(a) Except as otherwise expressly provided in any applicable rule or regulation promulgated under the 1934 Act, only such persons who are nominated in accordance with the procedures set forth in this Section 2.4 shall be eligible to be elected at an annual or special meeting of stockholders of the corporation to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the applicable procedures set forth in this Section 2.4. The number of nominees a stockholder may nominate for election at a meeting may not exceed the number of directors to be elected at such meeting. Except as otherwise provided by law, the board of directors or the chairperson of the meeting shall have the power and duty (1) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 2.4 (including whether the stockholder or Stockholder Associated Person solicited (or is part of a group that solicited) or did not so solicit, as the case may be, proxies or votes in support of such stockholder’s nominee or proposal in compliance with such stockholder’s representation as required by Section 2.4(iii)) and (2) if any proposed nomination or business was not made or proposed in compliance with this Section 2.4, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this Section 2.4, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the corporation. For purposes of this Section 2.4(v), to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(b) A stockholder providing notice under this Section 2.4 shall update such notice, if necessary, so that the information provided or required to be provided in such notice shall continue to be true and correct in all material respects (1) as of the record date for the meeting and (2) as of the date that is 10 business days prior to the meeting (or any postponement or adjournment thereof), and such update shall be delivered to, or mailed and received by, the secretary at the principal executive office of the corporation not later than five business days after the record date for the meeting (in the case of an update required to be made as of the record date) and not later than seven business days prior to the date for the meeting (in the case of an update required to be made as of 10 business days prior to the meeting or any adjournment or postponement thereof).

(c) If information submitted pursuant to this Section 2.4 by any stockholder proposing a nominee for election as a director or any proposal for other business at a meeting of stockholders shall be inaccurate in any respect, such information may be deemed not to have been properly provided in accordance with this Section 2.4. Any such stockholder shall notify the corporation of any material inaccuracy or change in any such information within two business days of becoming aware of such material inaccuracy or change. Upon written request by the secretary or the board or directors, any such stockholder shall provide, within five business days of delivery of such request (or such other period as may be specified in such request), (1) written verification, reasonably satisfactory to the board of directors or any authorized officer, to demonstrate the accuracy of any information submitted by the stockholder pursuant to this Section 2.4, and (2) a written update of any information (including, if requested by the corporation, written confirmation by such stockholder that such stockholder continues to intend to bring such nomination or other business proposal before the meeting) submitted by the stockholder pursuant to this Section 2.4 as of an earlier date. If a stockholder fails to provide such written verification or written update within such period, the information as to which written verification or a written update was requested shall be deemed not to have been provided in accordance with this Section 2.4. Without limiting the other provisions and requirements of this Section 2.4, unless otherwise required by law, if any stockholder or any Stockholder Associated Person (i) provides notice pursuant to Rule 14a-19(b) promulgated under the 1934 Act with respect to any nominee(s) and (ii) (1) such stockholder or Stockholder Associated Person subsequently either (x) notifies the corporation that such stockholder or Stockholder Associated Person no longer intends to solicit proxies in support of the election or re-election of such nominee(s) in accordance with Rule 14-19(b) promulgated under the 1934 Act or (y) fails to comply with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) promulgated under the 1934 Act (or fails to timely provide reasonable evidence sufficient to satisfy the corporation that such stockholder or Stockholder Associated Person has met the requirements of Rule 14a-19(a)(3) promulgated under the 1934 Act in accordance with the following sentence) and (2) no other stockholder or Stockholder Associated Person that has provided notice pursuant to Rule 14a-19(a)(3) promulgated under the 1934 Act with respect to such nominee(s) (x) to the corporation’s knowledge based on information provided pursuant to Rule 14a-19 promulgated under the 1934 Act or these bylaws, still intends to solicit proxies in support of the election or re-election of such nominee(s) in accordance with Rule 14a-19(b) promulgated under the 1934 Act and (y) has complied with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) promulgated under the 1934 Act and the requirements set forth in the following sentence, then the corporation shall disregard any proxies or votes solicited for such stockholder’s nominee(s) regardless of the person or entity who solicited such proxies and no vote on the election of such nominee(s) shall occur (notwithstanding that proxies may have been received by the corporation). Upon request by the corporation, if any stockholder provides notice pursuant to Rule 14a-19(b) promulgated under the 1934 Act, such stockholder shall deliver to the corporation, no later than 5 business days prior to the applicable meeting, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) promulgated under the 1934 Act.

(vi) Other Requirements and Rights. In addition to the foregoing provisions of this Section 2.4, a stockholder must also comply with all applicable requirements of state law and of the 1934 Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.4. Nothing in this Section 2.4 shall be deemed to affect any rights of:

(a) a stockholder to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a- 8 (or any successor provision) under the 1934 Act; or

(b) the corporation to omit a proposal from the corporation’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the 1934 Act.

2.5	NOTICE OF STOCKHOLDERS’ MEETINGS

Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given in accordance with Section 232 of the DGCL, and such notice shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Except as otherwise provided in the DGCL, the certificate of incorporation or these bylaws, the notice of any meeting of stockholders shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting.

2.6	QUORUM

The holders of a majority of the voting power of the capital stock of the corporation issued and outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders, unless otherwise required by law, the certificate of incorporation, these bylaws or the rules of any applicable stock exchange on which the corporation’s securities are listed. Where a separate vote by a class or series or classes or series is required, a majority of the voting power of the outstanding shares of such class or series or classes or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter, except as otherwise required by law, the certificate of incorporation, these bylaws or the rules of any applicable stock exchange on which the corporation’s securities are listed.

If a quorum is not present or represented at any meeting of the stockholders, then either (i) the chairperson of the meeting, or (ii) the stockholders entitled to vote at the meeting, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.

2.7	ADJOURNMENTS AND POSTPONEMENTS; NOTICE

Any meeting of stockholders may be adjourned by the chairperson of the meeting or by the board of directors from time to time for any reason, even if a quorum is present, to reconvene at any other time and any place at which a meeting of stockholders may be held under these bylaws (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication). When a meeting is adjourned to another time or place, unless these bylaws otherwise require, notice need not be given of the adjourned meeting if the time, place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are (i) announced at the meeting at which the adjournment is taken, (ii) displayed, during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication or (iii) set forth in the notice of meeting given in accordance with Section 222(a) of the DGCL. At the adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting.

If a quorum was present at the original meeting, it shall also be deemed present at an adjourned session of such meeting, unless a new record date is, or is required to be, set for the adjourned meeting. If the adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the board of directors shall fix a new record date for notice of such adjourned meeting in accordance with Section 213(a) of the DGCL and Section 2.11 of these bylaws, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting. The board of directors may, at any time prior to the holding of a meeting of stockholders and for any reasonable reason, postpone or cancel such meeting.

2.8	CONDUCT OF BUSINESS

The board of directors may adopt by resolution such rules, regulations and procedures for the conduct of any meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules, regulations and procedures as adopted by the board of directors, the chairperson of any meeting of stockholders shall have the right and authority to convene and (for any or no reason) to recess or adjourn the meeting, to prescribe rules, regulations and procedures for stockholder meetings and take all such acts as, in the judgement of such chairperson of the meeting, are appropriate for the proper conduct of the meeting. Such rules, regulations and procedures may include, without limitation, (a) the establishment of an agenda or order of business for the meeting, (b) rules, regulations and procedures for maintaining order at the meeting and the safety of those present, (c) limitations on attendance at or participation in such meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies and such other persons as the chairperson of the meeting shall permit, (d) restrictions on entry to the meeting after the time fixed for the commencement thereof, (e) limitations on the time allotted to questions or comments by participants, (f) determination of when the polls should remain open and when they should close, (g) removal of any individual who refuses to comply with procedures, rules and guidelines established by the chairperson of the meeting, (h) restrictions on the use of audio/video recording devices, cell phones and other electronic devices, (i) rules, regulations or procedures for compliance with any state or local laws or regulations including those concerning safety, health and security, (j) procedures (if any) requiring attendees to provide the corporation advance notice of their intent to attend the meeting and (k) any rules, regulations or procedures as the chairperson of the meeting may deem appropriate regarding the participation by means of remote communication. The board of directors or the chairperson of a stockholder meeting, in addition to making any other determinations that may be appropriate regarding the conduct of the meeting, shall determine and declare to the meeting that a matter of business was not properly brought before the meeting, and, if the chairperson of the meeting (or the board of directors) should so determine, the chairperson of the meeting (or the board of directors) shall so declare to the meeting and any such matter of business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the board of directors or the chairperson of the meeting, meetings of stockholders shall not be required to be held in accordance with rules of parliamentary procedure. The chairperson of any meeting of stockholders shall be designated by the board of directors; in the absence of such designation, the chairperson of the board of directors, the chief executive officer (in the absence of the chairperson of the board of directors), or the president (in the absence of the chief executive officer) shall serve as the chairperson of the stockholder meeting.

2.9	VOTING

The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section 2.11 of these bylaws, subject to Section 217 (relating to voting rights of fiduciaries, pledgors and joint owners of stock) and Section 218 (relating to voting trusts and other voting agreements) of the DGCL.

Except as may be otherwise provided in the certificate of incorporation or these bylaws, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder.

Except as otherwise provided by law, the certificate of incorporation or these bylaws, in all matters other than the election of directors, the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders. Except as otherwise required by law, the certificate of incorporation or these bylaws, directors shall be elected by the vote of the majority of the votes cast (meaning the number of shares voted “for” a nominee must exceed the number of shares voted “against” such nominee), with “abstentions” and “broker non-votes” not counted as a vote cast either “for” or “against” that nominee’s election, at any meeting for the election of directors at which a quorum is present; provided, however, that at any annual or special meeting of the corporation with respect to which the secretary of the corporation receives a notice that a stockholder has nominated or intends to nominate a person for election to the board of directors in compliance with the requirements for stockholder nominees for director set forth in Section 2.4 or Section 2.15 of these bylaws, directors shall be elected by a plurality of the votes cast on the election of directors. Stockholders shall be entitled to cast votes “against” nominees for director unless plurality voting applies in the election of directors. Where a separate vote by a class or series or classes or series is required, in all matters other than the election of directors, the affirmative vote of the majority of the voting power of the outstanding shares of such class or series or classes or series present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of such class or series or classes or series, except as otherwise provided by law, the certificate of incorporation or these bylaws.

2.10	STOCKHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING

Subject to the rights of the holders of the shares of any series of Preferred Stock or any other class of stock or series thereof that have been expressly granted the right to take action by written consent, any action required or permitted to be taken by the stockholders of the corporation must be effected at a duly called annual or special meeting of stockholders of the corporation and may not be effected by any consent in writing by such stockholders.

2.11	RECORD DATES

In order that the corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If the board of directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the board of directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination.

If no record date is fixed by the board of directors, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with the provisions of Section 213 of the DGCL and this Section 2.11 at the adjourned meeting.

In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

2.12	PROXIES

Each stockholder entitled to vote at a meeting of stockholders, or such stockholder’s authorized officer, director, employee or agent, may authorize another person or persons to act for such stockholder by proxy authorized by a document or by a transmission permitted by law filed in accordance with the procedure established for the meeting, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. The authorization of a person to act as a proxy may be documented, signed and delivered in accordance with Section 116 of the DGCL; provided that such authorization shall set forth, or be delivered with information enabling the corporation to determine the identity of the stockholder granting such authorization. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212 of the DGCL. Any stockholder directly or indirectly soliciting proxies from other stockholders may use any proxy card color other than white, which shall be reserved for exclusive use of the board of directors.

2.13	LIST OF STOCKHOLDERS ENTITLED TO VOTE

The corporation shall prepare, no later than the tenth day before each meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting; provided, however, if the record date for determining the stockholders entitled to vote is less than 10 days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. The corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of 10 days ending on the day before the meeting date (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the corporation’s principal place of business. In the event that the corporation determines to make the list available on an electronic network, the corporation may take reasonable steps to ensure that such information is available only to stockholders of the corporation. Such list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

2.14	INSPECTORS OF ELECTION

Before any meeting of stockholders, the board of directors shall appoint an inspector or inspectors of election to act at the meeting or its adjournment. The number of inspectors shall be either one (1) or three (3). If any person appointed as inspector fails to appear or fails or refuses to act, then the chairperson of the meeting may, and upon the request of any stockholder or a stockholder’s proxy shall, appoint a person to fill that vacancy.

Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector or inspectors so appointed and designated shall (i) ascertain the number of shares of capital stock of the corporation outstanding and the voting power of each share, (ii) determine the shares of capital stock of the corporation represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, (v) certify their determination of the number of shares of capital stock of the corporation represented at the meeting and such inspector or inspectors’ count of all votes and ballots, (vi) determine when the polls shall close, (vii) determine the result and (viii) do any other acts that may be proper to conduct the election or vote with fairness to all stockholders.

In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the corporation, the inspector or inspectors may consider such information as is permitted by applicable law. If there are three (3) inspectors of election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. Any report or certificate made by the inspectors of election is prima facie evidence of the facts stated therein.

2.15	PROXY ACCESS FOR DIRECTOR NOMINATIONS

Subject to the terms of this Section 2.15, the corporation shall include in its proxy statement and form of proxy card (together, “Proxy Materials”) the name, together with the Required Information (as defined below), of any person nominated for election (a “Stockholder Nominee”) to the board of directors by a stockholder, or by a group of no more than 20 stockholders, that satisfies the requirements of this Section 2.15 (such stockholder or group of stockholders, including each member thereof to the extent the context so requires, an “Eligible Stockholder”), and that expressly elects at the time of providing the notice required by this Section 2.15 (the “Nomination Notice”) to have its nominee included in the Proxy Materials pursuant to this Section 2.15. In the event that an Eligible Stockholder consists of a group of stockholders, any and all requirements and obligations for an individual Eligible Stockholder that are set forth in these bylaws shall apply to each member of such group, except that the Required Shares (as defined below) shall apply to the ownership of the group in the aggregate. No stockholder or person may be a member of more than one group of persons constituting an Eligible Stockholder under this Section 2.15, and each Eligible Stockholder may only contribute to the Required Shares pursuant to one Nomination Notice each fiscal year. So long as they provide to the secretary of the corporation documentation reasonably satisfactory to the board of directors that demonstrates that the funds satisfy the requirements of this sentence, a group of funds that are (1) under common management and investment control, (2) under common management and funded primarily by the same employer or (3) a “group of investment companies,” as such term is defined in Section

12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended, shall be treated as one stockholder for purposes of determining an Eligible Stockholder and the Required Shares. A record holder acting on behalf of one or more beneficial owners will not be counted separately as a stockholder with respect to the shares owned by beneficial owners on whose behalf such record holder has been directed in writing to act, but each such beneficial owner will be counted separately, subject to the other provisions of this Section 2.15, for purposes of determining the number of stockholders whose holdings may be considered as part of an Eligible Stockholder’s holdings.

To be timely, a Nomination Notice must be delivered to or mailed and received by the secretary of the corporation at the principal executive offices of the corporation not less than 120 days nor more than 150 days prior to the first anniversary of the date that the corporation issued its proxy statement to stockholders in connection with the preceding year’s annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or if the date of the annual meeting is advanced by more than 30 days prior to or delayed by more than 60 days after the one-year anniversary of the date of the previous year’s annual meeting, then, for notice by the stockholder to be timely, it must be so received by the secretary not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of (i) the 90th day prior to such annual meeting or (ii) the tenth day following the day on which public announcement of the date of such annual meeting is first made.

For purposes of this Section 2.15, the “Required Information” that the corporation will include in its proxy statement is (i) the information provided to the corporation concerning the Stockholder Nominee and the Eligible Stockholder that is required to be disclosed in the corporation’s proxy statement by the regulations promulgated under the 1934 Act; and (ii) if the Eligible Stockholder so elects, a Statement (as defined below).

The number of Stockholder Nominees appearing in the Proxy Materials with respect to an annual meeting of stockholders shall not exceed the greater of (a) two or (b) 20% of the number of directors in office as of the last day on which a Nomination Notice may be delivered pursuant to this Section 2.15, or if the number of directors calculated in this sentence is not a whole number, the closest whole number (rounding down) below 20%. The following persons shall be considered Stockholder Nominees for purposes of determining when the maximum number of Stockholder Nominees provided for in this Section 2.15 for an annual meeting of stockholders has been reached: (i) any person elected to the board of directors who was a Stockholder Nominee at a preceding annual meeting and whose remaining term extends beyond the upcoming annual meeting of stockholders; (ii) any Stockholder Nominee whom the corporation decides to nominate as a nominee of the board of directors after a valid Nomination Notice has been submitted by an Eligible Stockholder; (iii) any person nominated in accordance with Section 2.4(ii) (whether or not such nomination is subsequently withdrawn); (iv) any person serving as a director or as a director nominee who, in either case, was elected or appointed to the board of directors or will be included in the Proxy Materials as an unopposed (by the corporation) nominee pursuant to an agreement, arrangement or other understanding with a stockholder or group of stockholders (other than any such agreement, arrangement or understanding entered into in connection with an acquisition of shares of common stock of the corporation by such stockholder or group of stockholders from the corporation), other than any director whose term of office will expire at such annual meeting of stockholders and who is not seeking (or agreeing) to be nominated at such annual meeting of stockholders for another term of office; and (v) any Stockholder Nominee who is subsequently withdrawn. Notwithstanding the previous sentence, in no event will the number of Stockholder Nominees in the Proxy Materials be below one if a Nomination Notice is properly delivered pursuant to this Section 2.15. In no circumstance shall the number of Stockholder Nominees exceed the number of directors to be elected at the annual meeting of stockholders as noticed by the corporation. In the event that the board of directors resolves to reduce the size of the board of directors effective on or prior to the date of the annual meeting of stockholders, the number of Stockholder Nominees shall be calculated based on the number of directors in office as so reduced.

An Eligible Stockholder submitting more than one Stockholder Nominee pursuant to this Section 2.15 shall rank each such Stockholder Nominee based on the order that such Eligible Stockholder desires that such Stockholder Nominees be selected for inclusion in the Proxy Materials. Such ranking must be included in the Nomination Notice. In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 2.15 exceeds the maximum number of Stockholder Nominees that the corporation must include in the Proxy Materials, then the highest-ranking qualifying Stockholder Nominee from each Eligible Stockholder will be selected by the corporation for inclusion in the Proxy Materials until the maximum number is reached, going in order of the amount (largest to smallest) of shares of the common stock of the corporation that each Eligible Stockholder disclosed as owned in its respective Nomination Notice. If the maximum number of Stockholder Nominees is not reached after the highest ranking Stockholder Nominee from each Eligible Stockholder has been selected, then this selection process will continue as many times as necessary, following the same order each time, until the maximum number of Stockholder Nominees is reached. Following such determination, if any Stockholder Nominee who satisfies the eligibility requirements in this Section 2.15 thereafter (i) withdraws from the election (or his or her nomination is withdrawn by the applicable Eligible Stockholder) or (ii) is not submitted for director election for any reason (including because of the Eligible Stockholder’s or Stockholder Nominee’s failure to comply with this Section 2.15), then no other nominee or nominees shall be included in the Proxy Materials or otherwise submitted for director election pursuant to this Section 2.15.

For purposes of this Section 2.15, an Eligible Stockholder shall be deemed to “own” only those outstanding shares of common stock of the corporation as to which the stockholder possesses both (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit and risk of loss on) such shares. The number of shares calculated in accordance with clauses (i) and (ii) of the previous sentence shall not include (and to the extent any of the following arrangements have been entered into by affiliates (as defined below) of the Eligible Stockholder, shall be reduced by) any shares (a) sold by such stockholder or any of its affiliates in any transaction that has not been settled or closed, including any short sale; (b) borrowed by such stockholder or any of its affiliates for any purpose or purchased by such stockholder or any of its affiliates pursuant to an agreement to resell; or (c) subject to any option, warrant, forward contract, swap, contract of sale, or other derivative or similar agreement entered into by such stockholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of outstanding common stock of the corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of either or both of (1) reducing in any manner, to any extent or at any time in the future, such stockholder’s or its affiliates’ full right to vote or direct the voting of any such shares; or (2) hedging, offsetting or altering to any degree gain or loss arising from the full economic ownership of such shares by such stockholder or affiliate. A stockholder shall “own” shares held in the name of a nominee or other intermediary so long as the stockholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A person’s ownership of shares of common stock of the corporation shall be deemed to continue during any period in which the person has (A) loaned such shares but only so long as the person (i) has the power to recall such loaned shares on no more than five business days’ notice, (ii) recalls such loaned shares back to its own possession not more than five business days after being notified that its Stockholder Nominee will be included in the Proxy Materials and (iii) holds the recalled shares through the date of the annual meeting of stockholders or any adjournment or postponement thereof; or (B) delegated any voting power by means of a proxy, power of attorney, or other instrument or arrangement that is revocable at any time by the person. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. For purposes of this Section 2.15, “affiliate” shall have the meaning given in Rule 405 under the Securities Act of 1933.

In order to validly submit a Nomination Notice, an Eligible Stockholder must (i) have owned continuously throughout the three- year period preceding and including the date that the Nomination Notice is received at the principal executive offices of the corporation in accordance with this Section 2.15 that number of shares of common stock of the corporation equal to 3% or more of the outstanding common stock of the corporation (the “Required Shares”) as of the most recent date for which such outstanding number is disclosed in any filing by the corporation with the SEC prior to the date that the Nomination Notice is received at the principal executive offices of the corporation; and (ii) continue to own the Required Shares through the date of the annual meeting of stockholders for which the Nomination Notice was submitted.

With the Nomination Notice, an Eligible Stockholder must provide the following information in writing to the secretary of the corporation:

(i) the Eligible Stockholder’s name and address, and the number of Required Shares owned by such Eligible Stockholder;

(ii) one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the requisite three-year holding period) verifying that, within seven days prior to the date that the Nomination Notice is delivered to the corporation, the Eligible Stockholder (including each member of any group of stockholders that together is an Eligible Stockholder) owns, and has owned continuously for the preceding three years, the Required Shares;

(iii) a written statement regarding the Eligible Stockholder’s intent with respect to continued ownership of the Required Shares after the date of the annual meeting of stockholders (it being understood that this statement will not be deemed to impose any obligation on the Eligible Stockholder to hold any of the Required Shares after the date of the annual meeting of stockholders);

(iv) the Eligible Stockholder’s agreement to provide, within five days after (A) the record date for the annual meeting of stockholders (if, prior to such record date, the corporation (1) has made a Public Announcement of such record date or (2) delivered a written notice of such record date (including by electronic mail) to the Eligible Stockholder) or (B) the date on which the corporation delivered to the Eligible Stockholder written notice (including by electronic mail) of such record date (if such notice is provided after such record date), written statements from the record holder and any intermediaries verifying the continuous ownership by such Eligible Stockholder (including each member of any group of stockholders that together is an Eligible Stockholder) of the Required Shares through such record date;

(v) the Eligible Stockholder’s agreement to provide prompt notice if it ceases to own any of the Required Shares prior to the date of the annual meeting of stockholders;

(vi) the information (including with respect to the Stockholder Nominees of such Eligible Stockholder) that would be required to be set forth in a stockholder’s notice of a nomination pursuant to Section 2.4(ii);

(vii) a copy of the Schedule 14N that has been or concurrently is filed with the SEC as required by Rule 14a-18 under the 1934 Act, as such rule may be amended;

(viii) for each group, the name, address, phone number and email address of an individual who will act as a representative for the group and is authorized to act on behalf of all such members with respect to the nomination and matters related thereto, including any withdrawal of the nomination;

(ix) a representation that the Eligible Stockholder (including each member of any group of stockholders that together is an Eligible Stockholder) (A) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control at the corporation, and does not presently have such intent; (B) has not nominated and will not nominate for election to the board of directors at the annual meeting of stockholders any person other than the Stockholder Nominee(s) being nominated pursuant to this Section 2.15; (C) has not engaged and will not engage in, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the 1934 Act in support of the election of any individual as a director at the annual meeting of stockholders other than its Stockholder Nominee or a nominee of the board of directors; (D) will not distribute to any stockholder any form of proxy for the annual meeting other than the form distributed by the corporation; and (E) intends to own the Required Shares through the date of the annual meeting of stockholders; and

(x) an undertaking that the Eligible Stockholder (including each member of any group of stockholders that together is an Eligible Stockholder) agrees to (A) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the stockholders of the corporation or out of the information that the Eligible Stockholder provided to the corporation;(B) comply with all other laws and regulations applicable to any solicitation in connection with the annual meeting of stockholders; and (C) promptly provide to the corporation prior to the annual meeting of stockholders such additional information as necessary with respect thereto.

For avoidance of doubt, a stockholder may withdraw from a group of stockholders at any time prior to the annual meeting of stockholders. If, as a result of such withdrawal, the Eligible Stockholder no longer owns the Required Shares, then all nominations by such Eligible Stockholder shall be disregarded.

For each of its Stockholder Nominees, an Eligible Stockholder may provide to the secretary of the corporation a single written statement (or, in the case of a group, a single written statement of the group), not to exceed 500 words, for inclusion in the Proxy Materials in support of the candidacy of such Stockholder Nominee (each, a “Statement”). Any Statement must be provided at the same time as, and in connection with, the Nomination Notice in respect of such Stockholder Nominee. Notwithstanding anything to the contrary contained in this Section 2.15, the corporation may omit from the Proxy Materials any information or Statement (or portion thereof) that it, in good faith, believes would violate any applicable law or regulation. Nothing in this Section 2.15 shall limit the corporation’s ability to solicit against and include in its Proxy Materials its own statements relating to any Eligible Stockholder or Stockholder Nominee.

With the applicable Nomination Notice, a Stockholder Nominee must deliver to the secretary of the corporation a signed agreement reasonably acceptable to the corporation (a form of which is available from the corporation and will be provided promptly upon the written request of a stockholder) that the Stockholder Nominee (i) consents to being named in the Proxy Materials as a nominee and to serving as a director if elected and will not, with respect to the corporation, agree to be named in any other person’s proxy statement or form of proxy card at the applicable annual meeting of stockholders; (ii) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such Stockholder Nominee, if elected as a director of the corporation, will act or vote on any issue or question that has not been disclosed to the corporation; (iii) is not, and will not become, a party to any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the corporation; and (iv) if elected as a director, will comply with all of the corporation’s corporate governance, conflict of interest, confidentiality and stock ownership and trading policies, procedures and guidelines, and any other corporation policies, procedures and guidelines applicable to directors, as well as any applicable law, rule or regulation or listing requirement.

At the request of the corporation, the Stockholder Nominee must promptly, but in any event within five business days after such request, submit all completed and signed questionnaires required of the corporation’s directors and officers. The corporation may request such additional information as is reasonably necessary to permit the board of directors to determine if each Stockholder Nominee (i) is independent under the listing standards of the principal U.S. exchange upon which the corporation’s common stock is listed, any applicable rules of the SEC and any publicly disclosed standards used by the board of directors in determining and disclosing the independence of the corporation’s directors (the “Applicable Independence Standards”); (ii) has any direct or indirect relationship with the corporation other than those relationships that have been deemed categorically immaterial pursuant to the corporation’s corporate governance policy; (iii) would, by serving on the board of directors, violate or cause the corporation to be in violation of these bylaws, the certificate of incorporation, the rules and listing standards of the principal U.S. exchange upon which the corporation’s common stock is listed or any applicable law, rule or regulation; or (vi) is or has been subject to any event specified in Item 401(f) of Regulation S-K (or successor rule) of the SEC.

If any information or communications provided by the Eligible Stockholder or the Stockholder Nominee to the corporation or its stockholders ceases to be true and correct in all material respects or omits a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, then each Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the secretary of the corporation of any defect in such previously provided information and of the information that is required to correct any such defect, it being understood that providing any such notification shall not be deemed to cure any such defect or limit the corporation’s right to omit a Stockholder Nominee from the Proxy Materials pursuant to this Section 2.15.

The corporation shall not be required to include any Stockholder Nominees in the Proxy Materials for any annual meeting of stockholders (or, if the Proxy Materials have been filed with the SEC, to allow the nomination of (or vote with respect to) a Stockholder Nominee (and may declare such nomination ineligible), notwithstanding that proxies in respect of such annual meeting of stockholders may have been received by the corporation) (i) if the Eligible Stockholder who has nominated such Stockholder Nominee has engaged in or is currently engaged in a, or has been or is a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the 1934 Act in support of the election of any individual as a director at the annual meeting of stockholders other than its Stockholder Nominee(s) or a nominee of the board of directors; (ii) who is not independent under the Applicable Independence Standards, as determined in good faith by the board of directors; (iii) whose election as a member of the board of directors would cause the corporation to be in violation of these bylaws, the certificate of incorporation, the listing standards of the principal exchange upon which the corporation’s common stock is traded, or any applicable law, rule or regulation; (iv) who is or has been, within the past three years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, or is presently a nominee for director (or comparable position) at a competitor; (v) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past 10 years; (vi) who is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended; (vii) if such Stockholder Nominee or the Eligible Stockholder shall have provided information to the corporation in respect to such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make the statement made, in light of the circumstances under which it was made, not misleading; (viii) if the Eligible Stockholder or Stockholder Nominee otherwise contravenes any of the agreements or representations made by such Eligible Stockholder or Stockholder Nominee or fails to comply with its obligations pursuant to this Section 2.15; or (ix) if the Stockholder Nominee dies, become disabled or otherwise becomes ineligible or otherwise unavailable for election at the annual meeting of stockholders. With respect to any Stockholder Nominee who becomes ineligible, the corporation shall not be required to include in the Proxy Materials any successor or replacement nominee proposed by the applicable Eligible Stockholder or any other Eligible Stockholder.

Notwithstanding anything to the contrary set forth in this Section 2.15, the board of directors or the chairperson presiding at the annual meeting of stockholders shall declare a nomination by an Eligible Stockholder to be invalid, and such nomination shall be disregarded notwithstanding that proxies in respect of such annual meeting of stockholders may have been received by the corporation, if the Stockholder Nominee(s), the applicable Eligible Stockholder or both shall have breached its or their obligations, agreements or representations under this Section 2.15.

The Eligible Stockholder (including any person who owns shares of common stock of the corporation that constitute part of the Eligible Stockholder’s ownership for purposes of satisfying the requirements of this Section 2.15) shall file with the SEC any solicitation of the corporation’s stockholders relating to the meeting at which the Stockholder Nominee will be nominated, regardless of whether any such filing is required under Regulation 14A of the 1934 Act or whether any exemption from filing is available for such solicitation under Regulation 14A of the 1934 Act.

For the avoidance of doubt, this Section 2.15 shall not prevent any stockholder from nominating any person to the board of directors pursuant to and in accordance with Section 2.4(ii).

This Section 2.15 is the exclusive method for stockholders to include nominees for director in the Proxy Materials, except to the extent required by Rule 14a-19 under the 1934 Act.

Article III - DIRECTORS

3.1	POWERS

The business and affairs of the corporation shall be managed by or under the direction of the board of directors, except as may be otherwise provided in the DGCL or the certificate of incorporation.

3.2	NUMBER OF DIRECTORS

The board of directors shall consist of one or more members, each of whom shall be a natural person. Unless the certificate of incorporation fixes the number of directors, the number of directors shall be determined from time to time solely by resolution of the board of directors. No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.

3.3	ELECTION, QUALIFICATION AND TERM OF OFFICE OF DIRECTORS

Except as provided in Section 3.4 of these bylaws, each director, including a director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal. Directors need not be stockholders unless so required by the certificate of incorporation or these bylaws. The certificate of incorporation or these bylaws may prescribe other qualifications for directors. If so provided in the certificate of incorporation, the directors of the corporation shall be divided into classes. No person shall be eligible for election or appointment as a director unless such person has, within 10 days following any reasonable request therefor from the board of directors or any committee thereof, made himself or herself available to be interviewed by the board of directors (or any committee or other subset thereof) with respect to such person’s qualifications to serve as a director or any other matter relating to such person’s candidacy or service as a director of the corporation.

3.4	RESIGNATION AND VACANCIES

Any director may resign at any time upon notice given in writing or by electronic transmission to the corporation; provided, however, that if such notice is given by electronic transmission, such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the director. A resignation is effective when the resignation is delivered unless the resignation specifies a later effective date or an effective date determined upon the happening of an event or events. Acceptance of such resignation shall not be necessary to make it effective. A resignation which is conditioned upon the director failing to receive a specified vote for reelection as a director may provide that it is irrevocable. Unless otherwise provided in the certificate of incorporation or these bylaws, when one or more directors resign from the board of directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective.

Unless otherwise provided in the certificate of incorporation or these bylaws, vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class shall be filled only by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. If the directors are divided into classes, a person so elected by the directors then in office to fill a vacancy or newly created directorship shall hold office until the next election of the class for which such director shall have been chosen and until his or her successor shall have been duly elected and qualified, or until such director’s earlier death, resignation or removal.

If, at the time of filling any vacancy or any newly created directorship, the directors then in office constitute less than a majority of the whole board of directors (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least 10% of the voting stock at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office as aforesaid, which election shall be governed by the provisions of Section 211 of the DGCL as far as applicable.

3.5	PLACE OF MEETINGS; MEETINGS BY TELEPHONE

The board of directors may hold meetings, both regular and special, either within or outside the State of Delaware.

Unless otherwise restricted by the certificate of incorporation or these bylaws, members of the board of directors, or any committee designated by the board of directors, may participate in a meeting of the board of directors, or any committee, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

3.6	REGULAR MEETINGS

Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board of directors.

3.7	SPECIAL MEETINGS; NOTICE

Special meetings of the board of directors for any purpose or purposes may be called at any time by the chairperson of the board of directors, the chief executive officer, the president, the lead independent director (if any), the secretary or a majority of the authorized number of directors, at such times and places as he or she or they shall designate.

Notice of the time and place of special meetings shall be:

(i) delivered personally by hand, by courier or by telephone;

(ii) sent by United States first-class mail, postage prepaid;

(iii) sent by facsimile;

(iv) sent by electronic mail; or

(v) otherwise given by electronic transmission (as defined in Section 232 of the DGCL),

directed to each director at that director’s address, telephone number, facsimile number, or electronic mail address or other contact for notice by electronic transmission, as the case may be, as shown on the corporation’s records.

If the notice is (i) delivered personally by hand, by courier or by telephone, (ii) sent by facsimile, (iii) sent by electronic mail or (iv) otherwise given by electronic transmission, it shall be delivered, sent or otherwise given to each director, as applicable, at least 24 hours before the time of the holding of the meeting; provided, however, that if the chairperson of the board of directors or the chief executive officer determines that it is otherwise necessary to hold the meeting sooner, the chairperson of the board of directors or the chief executive officer, as the case may be, may prescribe a shorter notice to be given in person or by telephone, facsimile, electronic mail, electronic transmission or any other similar means of communication. If the notice is sent by United States mail, it shall be deposited in the United States mail at least four days before the time of the holding of the meeting. Any oral notice may be communicated to the director. The notice need not specify the place of the meeting (if the meeting is to be held at the corporation’s principal executive office) nor the purpose of the meeting.

3.8	QUORUM; VOTING

At all meetings of the board of directors, a majority of the total authorized number of directors shall constitute a quorum for the transaction of business. If a quorum is not present at any meeting of the board of directors, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

The vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the board of directors, except as may be otherwise specifically provided by statute, the certificate of incorporation or these bylaws.

If the certificate of incorporation provides that one or more directors shall have more or less than one vote per director on any matter, every reference in these bylaws to a majority or other proportion of the directors shall refer to a majority or other proportion of the votes of the directors.

3.9	BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING

Unless otherwise restricted by the certificate of incorporation or these bylaws, (i) any action required or permitted to be taken at any meeting of the board of directors, or of any committee thereof, may be taken without a meeting if all members of the board of directors or committee, as the case may be, consent thereto in writing or by electronic transmission and (ii) a consent may be documented, signed and delivered in any manner permitted by Section 116 of the DGCL. Any person (whether or not then a director) may provide, whether through instruction to an agent or otherwise, that a consent to action will be effective at a future time (including a time determined upon the happening of an event), no later than 60 days after such instruction is given or such provision is made and such consent shall be deemed to have been given for purposes of this Section 3.9 at such effective time so long as such person is then a director and did not revoke the consent prior to such time. Any such consent shall be revocable prior to its becoming effective. After an action is taken, the consent or consents relating thereto shall be filed with the minutes of proceedings of the board of directors or committee thereof, in the same paper or electronic form as the minutes are maintained.

3.10	FEES AND COMPENSATION OF DIRECTORS

Unless otherwise restricted by the certificate of incorporation or these bylaws, the board of directors shall have the authority to fix the compensation of directors.

3.11	REMOVAL OF DIRECTORS

Subject to the certificate of incorporation and applicable law, a director or the entire board of directors may be removed from office by the stockholders of the corporation.

No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of such director’s term of office.

Article IV - COMMITTEES

4.1	COMMITTEES OF DIRECTORS

The board of directors may designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board of directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors or in these bylaws, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority to (i) approve or adopt, or recommend to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the DGCL to be submitted to stockholders for approval, or (ii) adopt, amend or repeal any bylaw of the corporation.

4.2	COMMITTEE MINUTES

Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

4.3	MEETINGS AND ACTION OF COMMITTEES

Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of:

(i) Section 3.5 (place of meetings; meetings by telephone);

(ii) Section 3.6 (regular meetings);

(iii) Section 3.7 (special meetings; notice);

(iv) Section 3.8 (quorum; voting);

(v) Section 3.9 (board action by written consent without a meeting); and

(vi) Section 7.4 (waiver of notice)

with such changes in the context of those bylaws as are necessary to substitute the committee and its members for the board of directors and its members. However:

(i) the time of regular meetings of committees may be determined by resolution of the committee;

(ii) special meetings of committees may also be called by resolution of the committee; and

(iii) notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The board of directors may adopt rules for the government of any committee not inconsistent with the provisions of these bylaws.

Any provision in the certificate of incorporation providing that one or more directors shall have more or less than one vote per director on any matter shall apply to voting in any committee or subcommittee, unless otherwise provided in the certificate of incorporation or these bylaws.

4.4	SUBCOMMITTEES

Unless otherwise provided in the certificate of incorporation, these bylaws or the resolutions of the board of directors designating the committee, a committee may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee.

Article V - OFFICERS

5.1	OFFICERS

The officers of the corporation shall be a president and a secretary. The corporation may also have, at the discretion of the board of directors, a chairperson of the board of directors, a vice chairperson of the board of directors, a chief executive officer, a chief financial officer or treasurer, one or more vice presidents, one or more assistant vice presidents, one or more assistant treasurers, one or more assistant secretaries, and any such other officers as may be appointed in accordance with the provisions of these bylaws. Any number of offices may be held by the same person.

5.2	APPOINTMENT OF OFFICERS

The board of directors shall appoint the officers of the corporation, except such officers as may be appointed in accordance with the provisions of Section 5.3 of these bylaws, subject to the rights, if any, of an officer under any contract of employment. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in this Section 5.2 for the regular election to such office.

5.3	SUBORDINATE OFFICERS

The board of directors may appoint, or empower the chief executive officer or, in the absence of a chief executive officer, the president, to appoint, such other officers and agents as the business of the corporation may require. Each of such officers and agents shall hold office for such period, have such authority, and perform such duties as are provided in these bylaws or as the board of directors may from time to time determine.

5.4	REMOVAL AND RESIGNATION OF OFFICERS

Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by an affirmative vote of the majority of the board of directors at any regular or special meeting of the board of directors or, except in the case of an officer chosen by the board of directors, by any officer upon whom such power of removal may be conferred by the board of directors.

Any officer may resign at any time by giving written or electronic notice to the corporation; provided, however, that if such notice is given by electronic transmission, such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the officer. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice. Unless otherwise specified in the notice of resignation, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.

5.5	VACANCIES IN OFFICES

Any vacancy occurring in any office of the corporation shall be filled by the board of directors or as provided in Section 5.3.

5.6	REPRESENTATION OF SECURITIES OF OTHER ENTITIES

The chairperson of the board of directors, the president, any vice president, the treasurer, the secretary or assistant secretary of this corporation, or any other person authorized by the board of directors or the president or a vice president, is authorized to vote, represent, and exercise on behalf of this corporation all rights incident to any and all shares or other securities of, or interests in, or issued by, any other entity or entities, and all rights incident to any management authority conferred on the corporation in accordance with the governing documents of any entity or entities, standing in the name of this corporation, including the right to act by written consent. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

5.7	AUTHORITY AND DUTIES OF OFFICERS

All officers of the corporation shall respectively have such authority and perform such duties in the management of the business of the corporation as may be designated from time to time by the board of directors and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the board of directors.

5.8	THE CHAIRPERSON OF THE BOARD OF DIRECTORS

The chairperson of the board of directors shall have the powers and duties customarily and usually associated with the office of the chairperson of the board of directors. The chairperson of the board of directors shall preside at meetings of the board of directors.

5.9	THE VICE CHAIRPERSON OF THE BOARD OF DIRECTORS

The vice chairperson of the board of directors shall have the powers and duties customarily and usually associated with the office of the vice chairperson of the board of directors. In the case of absence or disability of the chairperson of the board of directors, the vice chairperson of the board of directors shall perform the duties and exercise the powers of the chairperson of the board of directors.

5.10	THE CHIEF EXECUTIVE OFFICER

The chief executive officer shall have, subject to the supervision, direction and control of the board of directors, ultimate authority for decisions relating to the supervision, direction and management of the affairs and the business of the corporation customarily and usually associated with the position of chief executive officer, including, without limitation, all powers necessary to direct and control the organizational and reporting relationships within the corporation. If at any time the office of the chairperson and vice chairperson of the board of directors shall not be filled, or in the event of the temporary absence or disability of the chairperson of the board of directors and the vice chairperson of the board of directors, the chief executive officer shall perform the duties and exercise the powers of the chairperson of the board of directors unless otherwise determined by the board of directors.

5.11	THE PRESIDENT

The president shall have, subject to the supervision, direction and control of the board of directors, the general powers and duties of supervision, direction and management of the affairs and business of the corporation customarily and usually associated with the position of president. The president shall have such powers and perform such duties as may from time to time be assigned to him or her by the board of directors, the chairperson of the board of directors or the chief executive officer. In the event of the absence or disability of the chief executive officer, the president shall perform the duties and exercise the powers of the chief executive officer unless otherwise determined by the board of directors.

5.12	THE VICE PRESIDENTS AND ASSISTANT VICE PRESIDENTS

Each vice president and assistant vice president shall have such powers and perform such duties as may from time to time be assigned to him or her by the board of directors, the chairperson of the board of directors, the chief executive officer or the president.

5.13	THE SECRETARY AND ASSISTANT SECRETARIES

(i) The secretary shall attend meetings of the board of directors and meetings of the stockholders and record all votes and minutes of all such proceedings in a book or books kept for such purpose. The secretary shall have all such further powers and duties as are customarily and usually associated with the position of secretary or as may from time to time be assigned to him or her by the board of directors, the chairperson of the board of directors, the chief executive officer or the president.

(ii) Each assistant secretary shall have such powers and perform such duties as may from time to time be assigned to him or her by the board of directors, the chairperson of the board of directors, the chief executive officer, the president or the secretary. In the event of the absence, inability or refusal to act of the secretary, the assistant secretary (or if there shall be more than one, the assistant secretaries in the order determined by the board of directors) shall perform the duties and exercise the powers of the secretary.

5.14	THE CHIEF FINANCIAL OFFICER AND ASSISTANT TREASURERS

(i) The chief financial officer shall be the treasurer of the corporation. The chief financial officer shall have custody of the corporation’s funds and securities, shall be responsible for maintaining the corporation’s accounting records and statements, shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation, and shall deposit or cause to be deposited moneys or other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors. The chief financial officer shall also maintain adequate records of all assets, liabilities and transactions of the corporation and shall assure that adequate audits thereof are currently and regularly made.

The chief financial officer shall have all such further powers and duties as are customarily and usually associated with the position of chief financial officer, or as may from time to time be assigned to him or her by the board of directors, the chairperson, the chief executive officer or the president.

(ii) Each assistant treasurer shall have such powers and perform such duties as may from time to time be assigned to him or her by the board of directors, the chief executive officer, the president or the chief financial officer. In the event of the absence, inability or refusal to act of the chief financial officer, the assistant treasurer (or if there shall be more than one, the assistant treasurers in the order determined by the board of directors) shall perform the duties and exercise the powers of the chief financial officer.

Article VI - STOCK

6.1	STOCK CERTIFICATES; PARTLY PAID SHARES

The shares of the corporation shall be represented by certificates, provided that the board of directors may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Unless otherwise provided by resolution of the board of directors, every holder of stock represented by certificates shall be entitled to have a certificate signed by, or in the name of, the corporation by any two officers of the corporation representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue. The corporation shall not have power to issue a certificate in bearer form.

The corporation may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor. Upon the face or back of each stock certificate issued to represent any such partly-paid shares, or upon the books and records of the corporation in the case of uncertificated partly-paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. Upon the declaration of any dividend on fully-paid shares, the corporation shall declare a dividend upon partly-paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.

6.2	SPECIAL DESIGNATION ON CERTIFICATES

If the corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the corporation shall issue to represent such class or series of stock; provided, however, that, except as otherwise provided in Section 202 of the DGCL, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate that the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Within a reasonable time after the issuance or transfer of uncertificated stock, the corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to this Section 6.2 or Sections 156, 202(a) or 218(a) of the DGCL or with respect to this Section 6.2 a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated stock and the rights and obligations of the holders of certificates representing stock of the same class and series shall be identical.

6.3	LOST, STOLEN OR DESTROYED CERTIFICATES

Except as provided in this Section 6.3, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the corporation and cancelled at the same time. The corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

6.4	DIVIDENDS

The board of directors, subject to any restrictions contained in the certificate of incorporation or applicable law, may declare and pay dividends upon the shares of the corporation’s capital stock. Dividends may be paid in cash, in property, or in shares of the corporation’s capital stock, subject to the provisions of the certificate of incorporation.

The board of directors may set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve. Such purposes shall include but not be limited to equalizing dividends, repairing or maintaining any property of the corporation, and meeting contingencies.

6.5	TRANSFER OF STOCK

Transfers of record of shares of stock of the corporation shall be made only upon its books by the holders thereof, in person or by an attorney duly authorized, and, if such stock is certificated, upon the surrender of a certificate or certificates for a like number of shares, properly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer; provided, however, that such succession, assignment or authority to transfer is not prohibited by the certificate of incorporation, these bylaws, applicable law or contract.

6.6	STOCK TRANSFER AGREEMENTS

The corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the corporation to restrict the transfer of shares of stock of the corporation of any one or more classes owned by such stockholders in any manner not prohibited by the DGCL.

6.7	REGISTERED STOCKHOLDERS

The corporation:

(i) shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner;

(ii) shall be entitled to hold liable for calls and assessments the person registered on its books as the owner of shares; and

(iii) shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

Article VII - MANNER OF GIVING NOTICE AND WAIVER

7.1	NOTICE OF STOCKHOLDERS’ MEETINGS

Notice of any meeting of stockholders shall be given in the manner set forth in the DGCL.

7.2	NOTICE TO STOCKHOLDERS SHARING AN ADDRESS

Except as otherwise prohibited under the DGCL, without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the corporation under the provisions of the DGCL, the certificate of incorporation or these bylaws shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. Any such consent shall be revocable by the stockholder by written notice to the corporation. Any stockholder who fails to object in writing to the corporation, within 60 days of having been given written notice by the corporation of its intention to send the single notice, shall be deemed to have consented to receiving such single written notice.

7.3	NOTICE TO PERSON WITH WHOM COMMUNICATION IS UNLAWFUL

Whenever notice is required to be given under the DGCL, the certificate of incorporation or these bylaws, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the corporation is such as to require the filing of a certificate under the DGCL, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

7.4	WAIVER OF NOTICE

Whenever notice is required to be given to stockholders, directors or other persons under any provision of the DGCL, the certificate of incorporation or these bylaws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders or the board of directors, as the case may be, need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the certificate of incorporation or these bylaws.

Article VIII - INDEMNIFICATION

8.1	INDEMNIFICATION OF DIRECTORS AND OFFICERS IN THIRD PARTY PROCEEDINGS

Subject to the other provisions of this Article VIII, the corporation shall indemnify, to the fullest extent permitted by the DGCL, as now or hereinafter in effect, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director of the corporation or an officer of the corporation, or while a director of the corporation or officer of the corporation is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or Proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

8.2	INDEMNIFICATION OF DIRECTORS AND OFFICERS IN ACTIONS BY OR IN THE RIGHT OF THE CORPORATION

Subject to the other provisions of this Article VIII, the corporation shall indemnify, to the fullest extent permitted by the DGCL, as now or hereinafter in effect, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the corporation, or while a director or officer of the corporation is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

8.3	SUCCESSFUL DEFENSE

To the extent that a present or former director or officer of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described in Section 8.1 or Section 8.2, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

8.4	INDEMNIFICATION OF OTHERS

Subject to the other provisions of this Article VIII, the corporation shall have power to indemnify its employees and its agents to the extent not prohibited by the DGCL or other applicable law. The board of directors shall have the power to delegate the determination of whether employees or agents shall be indemnified to such person or persons as the board of directors so determines.

8.5	ADVANCED PAYMENT OF EXPENSES

Expenses (including attorneys’ fees) incurred by an officer or director of the corporation in defending any Proceeding shall be paid by the corporation in advance of the final disposition of such Proceeding upon receipt of a written request therefor (together with documentation reasonably evidencing such expenses) and an undertaking by or on behalf of the person to repay such amounts if it shall ultimately be determined that the person is not entitled to be indemnified under this Article VIII or the DGCL. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems reasonably appropriate and shall be subject to the corporation’s expense guidelines. The right to advancement of expenses shall not apply to any claim for which indemnity is excluded pursuant to these bylaws, but shall apply to any Proceeding referenced in Section 8.6(ii) or 8.6(iii) prior to a determination that the person is not entitled to be indemnified by the corporation.

8.6	LIMITATION ON INDEMNIFICATION

Subject to the requirements in Section 8.3 and the DGCL, the corporation shall not be obligated to indemnify any person pursuant to this Article VIII in connection with any Proceeding (or any part of any Proceeding):

(i) for which payment has actually been made to or on behalf of such person under any statute, insurance policy, indemnity provision, vote or otherwise, except with respect to any excess beyond the amount paid;

(ii) for an accounting or disgorgement of profits pursuant to Section 16(b) of the 1934 Act, or similar provisions of federal, state or local statutory law or common law, if such person is held liable therefor (including pursuant to any settlement arrangements);

(iii) for any reimbursement of the corporation by such person of any bonus or other incentive-based or equity-based compensation or of any profits realized by such person from the sale of securities of the corporation, in either case as required under any clawback or compensation recovery policy adopted by the corporation, applicable securities exchange and association listing requirements, including, without limitation, those adopted in accordance with Rule 10D-1 under the 1934 Act and/or the 1934 Act (including, without limitation, any such reimbursements that arise from an accounting restatement of the corporation pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), or the payment to the corporation of profits arising from the purchase and sale by such person of securities in violation of Section 306 of the Sarbanes-Oxley Act), if such person is held liable therefor (including pursuant to any settlement arrangements);

(iv) initiated by such person against the corporation or its directors, officers, employees, agents or other indemnitees, unless (a) the board of directors authorized the Proceeding (or the relevant part of the Proceeding) prior to its initiation, (b) the corporation provides the indemnification, in its sole discretion, pursuant to the powers vested in the corporation under applicable law, (c) otherwise required to be made under Section 8.7 or (d) otherwise required by applicable law; or

(v) if prohibited by applicable law; provided, however, that if any provision or provisions of this Article VIII shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (1) the validity, legality and enforceability of the remaining provisions of this Article VIII (including, without limitation, each portion of any paragraph or clause containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (2) to the fullest extent possible, the provisions of this Article VIII (including, without limitation, each such portion of any paragraph or clause containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

8.7	DETERMINATION; CLAIM

If a claim for indemnification or advancement of expenses under this Article VIII is not paid in full within 90 days after receipt by the corporation of the written request therefor, the claimant shall be entitled to an adjudication by a court of competent jurisdiction of his or her entitlement to such indemnification or advancement of expenses. The corporation shall indemnify such person against any and all expenses that are incurred by such person in connection with any action for indemnification or advancement of expenses from the corporation under this Article VIII, to the extent such person is successful in such action, and to the extent not prohibited by law. In any such suit, the corporation shall, to the fullest extent not prohibited by law, have the burden of proving that the claimant is not entitled to the requested indemnification or advancement of expenses.

8.8	NON-EXCLUSIVITY OF RIGHTS

The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the certificate of incorporation or any statute, bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. The corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advancement of expenses, to the fullest extent not prohibited by the DGCL or other applicable law.

8.9	INSURANCE

The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of the DGCL.

8.10	SURVIVAL

The rights to indemnification and advancement of expenses conferred by this Article VIII shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

8.11	EFFECT OF REPEAL OR MODIFICATION

Any amendment, alteration or repeal of this Article VIII shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to such amendment, alteration or repeal.

8.12	CERTAIN DEFINITIONS

For purposes of this Article VIII, references to the “corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VIII with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Article VIII, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this Article VIII.

Article IX - GENERAL MATTERS

9.1	EXECUTION OF CORPORATE CONTRACTS AND INSTRUMENTS

Except as otherwise provided by law, the certificate of incorporation or these bylaws, the board of directors may authorize any officer or officers, or agent or agents, to enter into any contract or execute any document or instrument in the name of and on behalf of the corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the board of directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

9.2	FISCAL YEAR

The fiscal year of the corporation shall be fixed by resolution of the board of directors and may be changed by the board of directors.

9.3	SEAL

The corporation may adopt a corporate seal, which shall be adopted and which may be altered by the board of directors. The corporation may use the corporate seal by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

9.4	SEVERABILITY

To the extent any provision of these bylaws would be, in the absence of this Section 9.4, invalid, illegal or unenforceable for any reason whatsoever, such provision shall be severable from the other provisions of these bylaws, and all provisions of these bylaws shall be construed so as to give effect to the intent manifested by these bylaws, including, to the maximum extent possible, the provision that would be otherwise invalid, illegal or unenforceable.

9.5	CONSTRUCTION; DEFINITIONS

Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the DGCL shall govern the construction of these bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term “person” includes both an entity and a natural person.

9.6	FORUM FOR CERTAIN ACTIONS

(i) Unless a majority of the board of directors, acting on behalf of the corporation, consents in writing to the selection of an alternative forum (which consent may be given at any time, including during the pendency of litigation), the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, another state court located within the State of Delaware or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware), to the fullest extent permitted by law, shall be the sole and exclusive forum for (A) any derivative action or proceeding brought on behalf of the corporation, (B) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer or other employee of the corporation to the corporation or the corporation’s stockholders, (C) any action asserting a claim against the corporation or any of its current or former directors, officers or other employees arising pursuant to any provision of the DGCL, these bylaws or the certificate of incorporation (in each case, as may be amended from time to time), (D) any action asserting a claim against the corporation or any of its current or former directors, officers or other employees governed by the internal affairs doctrine of the State of Delaware, or (E) any other action asserting an “internal corporate claim,” as defined in Section 115 of the DGCL, in all cases subject to the court’s having personal jurisdiction over all indispensable parties named as defendants. Unless a majority of the board of directors, acting on behalf of the corporation, consents in writing to the selection of an alternative forum (which consent may be given at any time, including during the pendency of litigation), the federal district courts of the United States of America, to the fullest extent permitted by law, shall be the sole and exclusive forum for the resolution of any action asserting a cause of action arising under the Securities Act of 1933, as amended.

(ii) If any action the subject matter of which is within the scope of the first sentence of Section 9.6(i) above is filed in a court other than a court located within the State of Delaware or if any action the subject matter of which is within the scope of the second sentence of Section 9.6(i) above is filed in a court other than the federal district courts of the United States of America (either such case being, a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (A) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce the first sentence of Section 9.6(i) above and the personal jurisdiction of the federal district courts of the United States of America in connection with any action brought in any such court to enforce the second sentence of Section 9.6(i) above (an “Enforcement Action”) and (B) having service of process made upon such stockholder in any such Enforcement Action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

(iii) If any provision of this Section 9.6 shall be held to be invalid, illegal or unenforceable as applied to any person, entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provision in any other circumstance and of the remaining provisions of this Section 9.6, and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.

(iv) For the avoidance of doubt, any person or entity purchasing or otherwise acquiring or holding any interest in any security of the corporation shall be deemed to have notice of and consented to the provisions of this Section 9.6.

Article X - AMENDMENTS

These bylaws may be adopted, amended or repealed by the stockholders entitled to vote; provided, however, that the affirmative vote of the holders of at least 66 2/3% of the total voting power of outstanding voting securities, voting together as a single class, shall be required for the stockholders of the corporation to alter, amend or repeal, or adopt any bylaw inconsistent with, the following provisions of these bylaws: Article II, Sections 3.1, 3.2, 3.4 and 3.11 of Article III, Article VIII and this Article X (including, without limitation, any such Article or Section as renumbered as a result of any amendment, alteration, change, repeal, or adoption of any other bylaw). The board of directors shall also have the power to adopt, amend or repeal bylaws; provided, however, that a bylaw amendment adopted by stockholders which specifies the votes that shall be necessary for the election of directors shall not be further amended or repealed by the board of directors.